Exhibit 5.14

CONSENT OF EXPERT

We hereby consent to the inclusion and incorporation by reference in this registration statement on Form F-10 of Yamana Gold Inc., including any amendments thereto and any documents incorporated by reference therein (the “Registration Statement”) of references to and information derived from the mineral resource estimate for the Suyai Project as at December 31, 2010 (the “Incorporated Information”).

We also hereby consent to the reference to our name and to our involvement in the preparation of the Incorporated Information in this Registration Statement.

WESTERN SERVICES ENGINEERING INC.

By:	/s/ Robin J. Young
Name:	Robin J. Young
Title:	P. Geo

Date: April 25, 2011